SHERB & CO., LLP	805 Third Avenue New York, NY 10022 Tel: 212-838-5100 Fax: 212-838-2676 Email: info@sherbcpa.com Offices in New York and Florida
Certified Public Accountants

Exhibit 16.1

October 19, 2005

Securities And Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by Develocap, Inc., which was filed with the Commission, pursuant to the Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated July 20, 2005. We agree with the statements B and C under Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Sherb & Co., LLP

Sherb and Co., LLP